Exhibit 99.1

CareCloud Closes Medsphere Acquisition, Expanding into the Hospital IT Market

Transformational acquisition extends CareCloud’s reach into inpatient EHR and RCM, bringing affordable solutions to small and mid-sized hospitals nationwide.

SOMERSET, N.J., August 25, 2025 (GLOBE NEWSWIRE) – CareCloud, Inc. (Nasdaq: CCLD, CCLDO) (“CareCloud” or the “Company”), a leader in healthcare technology and AI-powered solutions, today announced it has acquired the business assets of Medsphere Systems Corporation (“Medsphere”), a provider of enterprise inpatient and ambulatory solutions with a 23-year legacy and more than 600 current clients across 50 states and U.S. territories.

“Medsphere and CareCloud are creating a next-generation platform—faster, smarter, and well aligned with the evolving needs of health systems,” said Robert Hendricks, a member of the Board of Directors of Medsphere. “Our 600+ clients will benefit from integrating our full-stack offering with CareCloud’s AI and R&D infrastructure, positioning the combined company as an unmatched provider across the full care continuum.”

“This is one of the most transformational transactions in our history,” said Stephen Snyder, Co-Chief Executive Officer of CareCloud. “By combining our advanced AI capabilities with Medsphere’s proven technology, we will deliver an affordable, scalable solution for resource-constrained small and middle-market hospitals across the country. These facilities are often underserved by cost-prohibitive large enterprise vendors, and we see a tremendous opportunity to help them modernize operations, improve patient care, and strengthen their financial position.”

Medsphere’s hospital IT ecosystem includes:

●	CareVue – integrated inpatient EHR combining clinical, financial, and patient accounting workflows

●	RCM Cloud – Azure-hosted revenue cycle management platform covering scheduling, registration, billing, claims, A/R, and reporting

●	Wellsoft – KLAS-recognized Emergency Department Information System (“EDIS”) for acute and behavioral health

●	HealthLine – supply chain and inventory management tools for hospital environments

●	ChartLogic – ambulatory EHR and practice management suite for physician practices, with a focus on orthopedics

●	Phoenix & Systeem IT Managed Services – vendor-neutral services including implementation, help desk, interface management, and infrastructure support

The transaction closed on August 22, 2025. Additional details are available in CareCloud’s Form 8-K to be filed later today.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at carecloud.com.

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For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, and the expected results from the integration of our acquisitions. Past operational or stock price performance is not an indication of future performance.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE: CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com